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                        ACQUISITION AND CONTRIBUTION AGREEMENT

                            AND JOINT ESCROW INSTRUCTIONS

                                        DATED

                                   APRIL 11, 1997,

                                    BY AND BETWEEN

                               AIMCO PROPERTIES, L.P.,

                                   AS TRANSFEREE,

                                         AND

                            THE MORTON TOWERS PARTNERSHIP
                           AND ALL OF THE PARTNERS THEREOF

                                    AS TRANSFEROR



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                        ACQUISITION AND CONTRIBUTION AGREEMENT
                            AND JOINT ESCROW INSTRUCTIONS


         THIS ACQUISITION AND CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "AGREEMENT") is made and entered into as of April 11, 1997 (the "EXECUTION DATE"), by and among AIMCO PROPERTIES, L.P., a Delaware limited partnership ("TRANSFEREE"), THE MORTON TOWERS PARTNERSHIP, a Florida general partnership (the "PARTNERSHIP"), and all of the partners of the Partnership, as identified on EXHIBIT "A-1" attached hereto (collectively, the "PARTNERS" and, together with the Partnership, "TRANSFEROR"), for the purpose of setting forth the agreement of the parties and of instructing Chicago Title Insurance Company ("ESCROW AGENT"), with respect to the transactions contemplated by this Agreement.

                                   R E C I T A L S:

         A. The Partnership is the owner of an undivided fee simple interest in the real property located at 1500 Bay Road, in the City of Miami Beach, County of Dade, State of Florida, as more particularly described as on EXHIBIT "B-1" attached hereto (the "APARTMENT SITE"). The Partnership controls the undivided fee simple interest in the adjacent unimproved land as more particularly described on EXHIBIT "B-2" attached hereto (the "PARKING SITE" and, together with the Apartment Site, the "LAND PARCELS"). The Land Parcels, together with the Improvements, the balance of the "Real Property," the "Personal Property," and the "Intangible Property" (each as hereinafter defined), shall be collectively referred to herein as the "Property."

         B. The Partnership acquired the Property at a point in time prior to the date that a partnership could hold record title under Florida law. Therefore, record title is held by certain partners of the Partnership identified on EXHIBIT "A-2" attached hereto (the "RECORD TITLE HOLDERS").

         C. As of the Execution Date, certain partners of the Partnership identified on EXHIBIT "A-3" attached hereto (the "SIGNING PARTNERS") have agreed to transfer and contribute and to use their Commercially Reasonable Efforts (as hereinafter defined) to cause the other partners of the Partnership identified on EXHIBIT "A-4" attached hereto (the "OTHER PARTNERS") to transfer and contribute the Property to Transferee and Transferee desires to accept the transfer


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and contribution of the Property upon and subject to the terms and conditions set forth in this Agreement.

                                  A G R E E M E N T:

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferee and Transferor hereby agree, and instruct Escrow Agent, as follows:

1.  TRANSFER AND CONTRIBUTION.

         Subject to all of the terms and conditions of this Agreement, the Signing Partners agree to (i) cause to be transferred, contributed and conveyed to Transferee and (ii) use their Commercially Reasonable Efforts to cause the Other Partners to cause to be transferred, contributed and conveyed to Transferee, and Transferee agrees to accept from Transferor, a good and marketable fee simple title interest in the Property, upon the terms and conditions set forth herein. As used herein, the term "COMMERCIALLY REASONABLE EFFORTS" shall mean the reasonable efforts of a party without the requirement that such party (i) incur any unanticipated (as of the date hereof) out-of-pocket expenses, including, without limitation, the making of any payment to obtain the consent or approval of another person, or (ii) incur any other unanticipated (as of the date hereof) burden or commence or pursue litigation in any action, suit or proceeding, whether administrative, civil or criminal, except for an action for dissolution of the Morton Towers Partnership in connection with obtaining the consent of the Other Partners.

2.  CONTRIBUTION VALUE.

         The contribution value of the Property (the "CONTRIBUTION VALUE") shall equal Fifty Eight Million Dollars ($58,000,000), subject to adjustment as hereinafter provided, which shall be payable as follows:

         2.1 DEPOSIT. On or before the Due Diligence Termination Date, Transferee shall deposit into "Escrow" (as hereinafter defined) the sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (which amount, together with any and all interest and dividends earned thereon, shall hereinafter be referred to as the "DEPOSIT"), by wire transfer or by certified or bank check payable to the order of Escrow Agent. Escrow Agent shall invest the Deposit in insured money


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market accounts, certificates of deposit, United States Treasury Bills or such other instruments as Transferee may instruct from time to time. At the "Closing" (as hereinafter defined), the Deposit shall be applied to Transferor's share of the "Closing Costs" (as hereinafter defined). In the event that the contribution and acceptance of the Property is not consummated for any reason other than a default under this Agreement solely on the part of Transferee, the Deposit shall be returned to Transferee.

         2.2 BALANCE. On or before the tenth (10th) "Business Day" (as hereinafter defined) prior to the "Closing Date" (as hereinafter defined) (and following the parties' approval of the "Preliminary Closing Statement" (as hereinafter defined) in accordance with the terms of Section 7.5.2 hereof), Transferor shall deliver to Transferee a notice ("OP UNIT NOTICE") which notice shall (i) identify the names of parties constituting Transferor or their respective designees (collectively, the "OP UNIT RECIPIENTS"), (ii) indicate the amount of the Contribution Value allocable to each such OP Unit Recipient (which amount shall, with respect to each OP Unit Recipient, be hereinafter referred to as an "ALLOCABLE SHARE") and (iii) with respect to each Allocable Share, identify the dollar amount to be payable in cash (the "CASH PORTION") and the dollar amount to be payable in OP Units (the "OP UNIT PORTION"); provided, however, that in no event shall the Cash Portion payable to all of the OP Unit Recipients, in the aggregate (the "CASH AMOUNT"), exceed the sum of (a) twenty five percent (25%) of the Contribution Value, (b) the "Shortfall Amount" (as hereinafter defined), (c) the "Contracted Capital Improvements" (as hereinafter defined) and (d) the "Approved Capital Improvements" (as hereinafter defined). At the Closing, Transferee shall (1) issue to each of the OP Unit Recipients, OP Units equal in value (as determined in accordance with the last sentence of this Section 2.2) to the OP Unit Portion as identified in the OP Unit Notice and (2) pay to the OP Unit Recipients the Cash Portion less the sum of (y) the Deposit and (z) the "Credit Amount" (as hereinafter defined) (and subject to adjustment in accordance with Section 2.3 hereof) in cash by wire transfer of federal funds. As used herein, "OP UNITS" shall mean limited partnership units in the Operating Partnership. The number of OP Units which the OP Unit Recipients shall receive on account of the OP Unit portion identified in the OP Unit Notice shall be determined by dividing OP Unit Portion by the average trading price of the Class A Common Stock (the "COMMON STOCK") of the Apartment Investment and Management Company, a Maryland corporation (the "REIT ") for the ten (10) Business Days preceding the second (2nd) Business Day prior to the Closing, which amount shall, for the purposes of this Section 2.2, be deemed to be the price of the Common Stock.


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         2.3  ADJUSTMENT FOR PRORATIONS AND CLOSING COSTS.

                   2.3.1 CREDIT AMOUNT. On the Closing Date, Transferee shall receive as a credit against the Contribution Value an amount (the "CREDIT AMOUNT") equal to the sum of: (i) security deposits which were paid by "Tenants" (as hereinafter defined) to or for the account of Transferor, plus accrued interest, if and to the extent required to be paid to such Tenants on such security deposits; (ii) expenses and other sums owed by Transferor to Tenants for work or disputes which occurred prior to the Closing Date (as evidenced in any written agreement or correspondence from Transferor or its agents, whereby Transferor accepts or acknowledges responsibility for such amounts); and (iii) the amount, if any, by which prorated amounts allocated to Transferor pursuant to Section 7.5.1 below exceed prorated amounts allocated to Transferee pursuant to Section 7.5.1 below.

                   2.3.2 SATISFACTION OF CREDIT AMOUNT. In the event that the Credit Amount plus the sum of all amounts required to be disbursed pursuant to Section 7.4.1.5 below is more than the Cash Amount (the amount of such deficit being referred to herein as the "SHORTFALL AMOUNT"), then Transferor may adjust the OP Unit Notice to increase the Cash Amount to reflect the Shortfall Amount.

                   2.3.3 APPLICATION OF BALANCE OF CASH AMOUNT. In the event that the Credit Amount plus the sum of all amounts required to be disbursed pursuant to section 7.4.1.5 below is less than the Cash Amount (the amount of such positive balance being referred to herein as the "CASH AMOUNT BALANCE"), then the Cash Amount Balance shall be applied to satisfy Transferor's share of Closing Costs, with the remainder, if any, disbursed to Transferor at Closing pursuant to section 7.4.1.5.

              2.4 ADJUSTMENT FOR MAJOR CAPITAL IMPROVEMENTS. Attached hereto as EXHIBIT "C" is a schedule of major capital improvements that Transferor has made or is in the process of making to the Property (the "CONTRACTED CAPITAL IMPROVEMENTS"). The Contribution Value shall be increased to include the sum of money that Transferor has paid to third parties unaffiliated with Transferor, as of the Closing Date, for (i) Contracted Capital Improvements, provided that the amount paid in connection with Contracted Capital Improvements does not exceed the amount described in the contracts delivered to Transferee as part of the Property Documents in accordance with Section 4.1.1 hereof and (ii) Approved Capital Improvements (as defined in Section 10.1.9 hereof).

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3.  OPENING OF ESCROW.

         3.1 ESCROW INSTRUCTIONS. On or before the second (2nd) Business Day after the Execution Date, Transferee and Transferor shall cause an escrow ("ESCROW") to be opened with Escrow Agent by delivery to Escrow Agent of a fully executed copy of this Agreement (the "OPENING OF ESCROW"). This Agreement shall constitute escrow instructions to the Escrow Agent as well as the agreement of the parties. Escrow Agent is hereby appointed and designated to act as the Escrow Agent and instructed to deliver, pursuant to the terms of this Agreement, the documents and funds to be deposited into Escrow as herein provided. The parties hereto shall execute such additional escrow instructions (not inconsistent with this Agreement as determined by counsel for Transferee and Transferor) as Escrow Agent shall deem reasonably necessary for its protection, including Escrow Agent's general provisions (as may be modified by Transferee, Transferor and Escrow Agent). In the event of any inconsistency between this Agreement and such additional escrow instructions, the provisions of this Agreement shall govern. In the event of doubt as to its duties or liabilities under the provisions of this Agreement, the Escrow Agent may, in its sole discretion, continue to hold the monies which are then held in Escrow until a judgment of a court of competent jurisdiction shall determine the rights of the parties thereto, or may deposit all the monies then held in Escrow with the Clerk of the Circuit Court of the County having jurisdiction of the dispute, and upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully terminate, except to the extent of accounting for any monies theretofore delivered out of escrow. In the event of any suit between Transferor and Transferee wherein the Escrow Agent is made a party by virtue of acting as such Escrow Agent hereunder, or in the event of any suit wherein Escrow Agent interpleads the subject matter of the Escrow, the Escrow Agent shall be entitled to recover its reasonable attorneys' fee and costs, said fees and costs to be charged and assessed as court costs in favor of the prevailing party. All parties agree that the Escrow Agent shall not be liable to any party or person whomsoever from misdelivery to Transferor and Transferee of monies subject to the Escrow, unless such misdelivery shall be due to willful breach of this Agreement or gross negligence on the part of Escrow Agent.

         3.2 TRANSFEROR DEPOSIT. On or before the Execution Date, Transferor shall deposit into Escrow the sum of One Hundred Twenty Five Thousand Dollars ($125,000) (which amount, together with any and all interest and dividends earned thereon, shall hereinafter be referred to as the "TRANSFEROR DEPOSIT"), by wire transfer or by certified or bank check payable to the order of


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Escrow Agent.  Escrow Agent shall invest the Transferor Deposit in the same manner as Escrow Agent is instructed to invest the Deposit pursuant to
Section 2.1 hereof. At the Closing, the Transferor Deposit shall be returned to Transferor. In the event that the contribution and acceptance of the Property is not consummated as a result of (i) the Signing Partners' failure to secure the performance of the Other Partners required to complete the transactions contemplated hereby or (ii) a default under this Agreement solely on the part of Transferor (pursuant to which Transferee elects to terminate this Agreement under the terms of Section 12.2 hereof), the Transferor Deposit shall be released to Transferee in accordance with the terms of Sections 6.3, 12.2 and/or 12.3 hereof.

4.  ACTIONS PENDING CLOSING.

         4.1  DUE DILIGENCE PERIOD.

              4.1.1 PROPERTY DOCUMENTS. Not later than five (5) days after the Execution Date, Transferor shall make available to Transferee for its review and copying, at the management office at the Property, true, correct and complete copies of all contracts, documents, books, records and other materials relating to the Property, including, without limitation, as-built plans and specifications, income and expense records, "Leases" (as hereinafter defined), rent rolls, engineering tests, soil tests, hazardous materials reports, termite reports, phase one environmental reports, service contracts, structural and mechanical reports, maps (including, without limitation, topographical maps), plans, agreements, governmental permits and approvals, licenses, appraisals, title policies, surveys, construction warranties, land studies, a description of existing and proposed local improvements affecting the Property (including, without limitation, assessment levels), a certificate from the appropriate governmental authorities confirming the zoning, building and platting status of the Property, all correspondence with all governmental entities regarding the Property, all property tax statements and assessed value notices, all insurance policies, and all contracts relating to Contracted Capital Improvements (collectively, the "PROPERTY DOCUMENTS"), to the extent that the same are in the possession or control of Transferor or its agents, auditors or independent contractors, all at Transferor's sole cost and expense.

              4.1.2 PROPERTY QUESTIONNAIRE. Not later than ten (10) days after the Execution Date, Transferor shall deliver to Transferee a completed property questionnaire in the form of EXHIBIT "D" attached hereto (the "PROPERTY QUESTIONNAIRE").

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              4.1.3     INVESTOR QUESTIONNAIRES.  Not later than ten (10) days
after the Execution Date, Transferor shall deliver to Transferee completed investor questionnaires in the form of EXHIBIT "E" attached hereto (collectively, "INVESTOR QUESTIONNAIRES"), executed by each of the Signing Partners. On or before the Closing, Transferor shall deliver to Transferee completed Investor Questionnaires, executed by each of the OP Unit Recipients other than the Signing Partners.

              4.1.4 DILIGENCE TESTS. At all reasonable times during the sixty (60) day period commencing on the Execution Date (the "DUE DILIGENCE PERIOD"), Transferee, its agents and representatives shall be entitled at Transferee's sole cost and expense to (i) enter onto the Property during normal business hours and upon reasonable advance notice to Transferor, to perform any inspections, investigations, studies and tests of the Property, including, without limitation, physical, structural, mechanical, architectural, engineering, soils, geotechnical and environmental tests and an ALTA Survey of each Land Parcel (collectively, the "SURVEYS") that Transferee deems reasonable; (ii) cause an environmental assessment of the Property to be performed, upon reasonable notice to Transferor; (iii) review all Property Documents and examine and copy any and all books and records maintained by Transferor or its agents (including, without limitation, all documents relating to utilities, zoning and the access, subdivision and appraisal of, and all legal requirements affecting, the Property); and (iv) investigate such other matters as Transferee may desire. Transferee shall indemnify, defend and hold harmless Transferor from all claims (including, without limitation, any claim for a mechanic's lien or materialman's lien), causes of action, costs, losses, damages and reasonable attorneys' fees incurred by Transferor in connection with or arising out of any inspections carried on, by or on behalf of Transferee pursuant to this Section 4.1.4; provided, however, that Transferee shall not indemnify Transferor for any claim, loss or cause of action caused by Transferor's gross negligence or willful misconduct or any physical condition existing on the Property prior to Transferee's or its agent's entry thereon. The provisions of this Section
4.1.4 shall survive the Closing or the earlier termination of this Agreement.

              4.1.5 TERMINATION RIGHT. Transferee shall have the right at any time on or before the last day of the Due Diligence Period (the "DUE DILIGENCE TERMINATION DATE") to terminate this Agreement if Transferee determines in its sole and absolute discretion that (i) the Property is not acceptable to Transferee, (ii) based upon information disclosed in the Property Questionnaire, the consummation of the transactions contemplated by this Agreement could jeopar-


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dize the status of the REIT as a real estate investment trust, as defined in
Sections 856-860 of the Internal Revenue Code of 1986, as amended (the "IRC") or (iii) the information disclosed in the Investor Questionnaires is not satisfactory to Transferee. In the event that Transferee fails to deliver the Deposit into Escrow and a written notice to Transferor and Escrow Agent waiving its termination right hereunder (a "WAIVER NOTICE") on or before the Due Diligence Termination Date, then (i) the parties shall equally share the cancellation charges of Escrow Agent and "Title Company" (as hereinafter defined), if any, (ii) Escrow Agent shall return the Transferor Deposit to Transferor and (iii) this Agreement shall automatically terminate and be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. Whether or not Transferee exercises its right to terminate this Agreement, it shall deliver to Transferor copies of all Property related data which it received from Transferor or which was generated by independent third parties during Transferor's investigation of the Property.

              4.2  TITLE.

                        4.2.1 DELIVERIES BY TRANSFEROR. Not later than ten (10) days after the Execution Date, Transferor shall deliver or cause to be delivered to Transferee the following: (a) a title insurance commitment (the "TITLE COMMITMENT") issued by Chicago Title Insurance Company (in such capacity, the "TITLE COMPANY"), committing the Title Company to issue the Owner's Title Policy in accordance with Section 6.1.1 hereof; (b) legible copies of all documents referenced as exceptions in the Title Commitment (the "UNDERLYING DOCUMENTS"), for the Land Parcels; and (c) a UCC Search with regard to the Personal Property (the "UCC SEARCH"). Within thirty (30) days after the Execution Date, Transferee may, at Transferee's election and at its sole cost and expense, cause an ALTA survey of the Real Property (the "SURVEY") to be prepared in accordance with ALTA / ACSM minimum technical standards and the laws of the State of Florida, and showing the entire Real Property, adjoining streets and roads, including the points of ingress and egress thereto, setting forth the exact location by metes and bounds and the exact dimensions of the Real Property, a legal description of the Real Property, the exact location of any Improvements, the location of parking areas on the Real Property, the location of all easements on and upon the Real Property, together with all rights-of-way and other matters relating to the Real Property. The Title Commitment, the Underlying Documents, the Survey and the UCC Search shall be collectively referred to herein as the "TITLE DOCUMENTS."

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              4.2.2     TRANSFEREE'S REVIEW OF TITLE.  Regardless of the
passage of the Due Diligence Termination Date, Transferee shall have fifteen
(15) Business Days after its receipt of all of the Title Documents to notify Transferor and Escrow Agent in writing ("TRANSFEREE'S OBJECTION LETTER") of any objection which Transferee may have to any matters reported or shown in the Title Documents or any updates thereof (provided, however, that if any such updates are received by Transferee, Transferee shall have an additional five (5) Business Days, regardless of the passage of the Due Diligence Termination Date, following Transferee's receipt of such update and legible copies of all documents referenced therein to notify Transferor of objections to items shown on any such update which were not disclosed on the previously delivered Title Documents). In addition to the Leases, matters reported in or shown by the Title Documents (or any updates thereof) and not timely objected to by Transferee as provided above shall be deemed to be "PERMITTED EXCEPTIONS." Transferor shall have no obligation to cure or correct any matter objected to by Transferee, other than any "Liens" (as hereinafter defined). However, on or before the tenth (10th) Business Day following Transferor's receipt of Transferee's Objection Letter, Transferor may elect, by delivering written notice of such election to Transferee and Escrow Agent ("TRANSFEROR'S RESPONSE"), to either remove or, to Transferee's reasonable satisfaction, insure over any matters objected to in Transferee's Objection Letter. If Transferor fails to provide Transferor's Response, it shall not be deemed to be a default by Transferor hereunder, but such failure shall be deemed to be an expression of Transferor's unwillingness or inability to cure the objections set forth in Transferee's Objection Letter. If Transferor fails to remove or satisfactorily insure over any exceptions or matters objected to by Transferee, then Transferee must elect by delivering written notice of such election to Transferor and Escrow Agent on or prior to the earlier to occur of (i) the tenth (10th) Business Day following Transferee's receipt of Transferor's Response or (ii) if no Transferor's Response is received by Transferee, the tenth (10th) Business Day following the date on which Transferor shall have been deemed to have responded, as provided above, to: (a) terminate this Agreement (in which case Escrow Agent shall return the Deposit (to the extent it has been delivered into Escrow) to Transferee, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, if any, and neither party shall thereafter have any rights or obligations to the other hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement); (b) discharge any objected to exceptions or matters which are monetary liens and which can be discharged by the payment of an undisputed liquidated monetary obligation and deduct from the Contribution Value the amount necessary to discharge such lien; (c) extend the Closing Date to allow Transferor a reasonable period of time to

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remove such objected to exceptions or matters to the extent that Transferor is diligently working to cure or discharge such exceptions; or (d) proceed to a timely Closing whereupon such objected to exceptions or matters shall be deemed to be Permitted Exceptions. In the event that Transferee fails to make such election on a timely basis in accordance with the terms hereof, then this Agreement shall terminate in accordance with terms of clause (a) above. Notwithstanding anything to the contrary contained herein, Transferor shall be required to discharge and remove any and all liens affecting the Property which secure an obligation to pay money, other than installments of real estate taxes not delinquent as of the Closing (collectively, "LIENS") and, even though Transferee does not expressly disapprove such Liens, such Liens shall not be Permitted Exceptions.

                   4.2.3 CONDITION OF TITLE AT CLOSING. Upon the Closing, Transferor shall contribute, transfer and convey to Transferee, fee simple title to the Real Property (subject only to the Permitted Exceptions), by delivering the following duly executed and acknowledged deeds (collectively, the "DEEDS"): (i) special warranty, trustee or personal representative's deeds for the Real Property, executed by the Record Title Holders, in the form of EXHIBIT "F-1" attached hereto, and (ii) quitclaim deeds for the Real Property, executed by the Partnership, Robert L. Turchin and Lucille Jaffe, in the form of EXHIBIT "F-2" attached hereto. Prior to Closing, Transferor shall not take or permit the Record Title Holders to take any action or commit or suffer any acts which would give rise to a variance from the current legal description of the Real Property, or cause the creation of any exception or encumbrance against or respecting the Real Property without the prior written consent of Transferee, which consent may be withheld in Transferee's sole and absolute discretion. Nothing in this Section 4.2.3 shall preclude Transferee from disapproving title matters in accordance with the provisions of Section 4.2.2 above.

5.  DESCRIPTION OF PROPERTY.

              5.1 THE IMPROVEMENTS. As used herein, the term "IMPROVEMENTS" shall mean all buildings, improvements, structures and fixtures now or hereafter located on or in the Land Parcels, including, without limitation, the building located at 1500 Bay Road, Miami Beach, Florida 33139 being used for residential apartments, containing 1277 units and known as "Morton Towers."

              5.2 THE REAL PROPERTY. As used herein, the term "REAL PROPERTY" shall include (i) the Land Parcels, (ii) the Improvements, (iii) all


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apparatus, equipment and appliances affixed to and used in connection with the operation or occupancy of the Land Parcels and the Improvements (such as heating, air conditioning or mechanical systems and facilities used to provide any utility services, refrigeration, ventilation, waste disposal or other services) and now or hereafter located on or in the Land Parcels or the Improvements, and (iv) all of the rights, privileges and easements appurtenant to or used in connection with the Land Parcels and the Improvements, including, without limitation, all minerals, oil, gas and other hydrocarbon substances, all development rights, air rights, water, water rights and water stock relating to the Land Parcels, all strips and gores, all of Transferor's right, title and interest in and to any streets, alleys, easements, rights-of-way, public ways, or other rights appurtenant, adjacent or connected to the Land Parcels.

              5.3 THE PERSONAL PROPERTY. As used herein, the term "PERSONAL PROPERTY" shall mean all of that certain tangible personal property, equipment and supplies owned by Transferor and situated at the Real Property and used by Transferor in connection with the use, operation, maintenance or repair of the Real Property, including, without limitation, all Personal Property described on EXHIBIT "G" attached hereto.

              5.4 THE INTANGIBLE PROPERTY. As used herein, the term "INTANGIBLE PROPERTY" shall mean all of that certain intangible property owned by Transferor and used by Transferor in connection with the Real Property and/or the Personal Property, including, without limitation, all of Transferor's right, title and interest in, to and under: (i) the Leases, all contract rights, books, records, reports, test results, environmental assessments, if any, as-built plans, specifications and other similar documents and materials relating to the use, operation, maintenance, repair, construction or fabrication of the Real Property or the Personal Property; (ii) all rights, if any, in and to the name "Morton Towers;" (iii) all transferable business licenses, architectural, site, landscaping or other permits, applications, approvals, authorizations and other entitlements affecting the Real Property; and (iv) all transferable guarantees, warranties and utility contracts relating to the Real Property.

6.  CONDITIONS TO CLOSING.

              6.1 TRANSFEREE'S CONDITIONS. The obligation of Transferee to accept the Property in accordance with this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at Closing) (the "TRANSFEREE'S CLOSING CONDITIONS"), which


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conditions may be waived, or the time for satisfaction thereof extended, by
Transferee only in a writing executed by Transferee (provided, however, that any such waiver shall not affect Transferee's ability to pursue any remedy it may have with respect to any breach hereunder by Transferor):

              6.1.1 TITLE. Title Company shall be prepared and irrevocably committed to issue to Transferee after the Closing Date (with an effective date as of the Closing Date) an American Land Title Association extended coverage owner's policy of title insurance in favor of Transferee for the Real Property in an amount equal to the Contribution Value showing fee title to the Property vested in Transferee or Transferee's nominee, with those endorsements reasonably requested by Transferee, subject only to the Permitted Exceptions (the "OWNER'S TITLE POLICY").

              6.1.2 TRANSFEROR'S DUE PERFORMANCE. All of the representations and warranties of Transferor set forth in this Agreement shall have been true, correct and complete in all material respects as of the Execution Date and, as of the Closing Date, there shall be no Material Adverse Change (as hereinafter defined) in any of the representations and warranties of Transferor set forth in this Agreement. Transferor, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Transferor to be complied with or performed pursuant to the terms of this Agreement. As used herein, the term "MATERIAL ADVERSE CHANGE" shall mean a change in circumstance which has a direct and significant reduction in the value of the property. A significant reduction shall be $500,000.00 or more.

              6.1.3 PHYSICAL CONDITION OF PROPERTY. Subject to the provisions of Section 11 below, the physical condition of the Property shall be substantially the same on the Closing Date as on the Execution Date, except for reasonable wear and tear and any damages due to any act of Transferee, the Other Partners or their respective representatives.

              6.1.4 BANKRUPTCY. No action or proceeding shall have been commenced by or against Transferor or the Record Title Holders under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors and no attachment, execution, lien or levy shall have attached to or been issued with respect to their interests in the Property or any portion thereof.

              6.15 LEASES. At the Closing, Transferor and the Record Title Holders shall assign all of their rights and remedies under the Leases (including, without limitation, the right to any security deposits and prepaid rent) to Transferee and Transferee shall assume the obligations of Transferor and the Record Title Holders with respect thereto, pursuant to assignments of leases and security deposits (collectively, the "ASSIGNMENTS OF LEASES") in the form of EXHIBIT "H" attached hereto.

              6.16 BILL OF SALE. At the Closing, Transferor and the Record Title Holders shall deliver to Transferee bills of sale and assignments (collectively, the "BILLS OF SALE"), by which Transferor and the Record Title Holders shall transfer to Transferee all the Personal Property and the Intangible Property, but excluding the Leases, in each case free of all liens and encumbrances, in the form of EXHIBIT "I" attached hereto.

              6.17 NON-FOREIGN AFFIDAVIT. On or before the Closing, Transferor and the Record Title Holders shall deliver to Transferee Non-Foreign Affidavits (collectively "NON-FOREIGN AFFIDAVIT") in the form of EXHIBIT "J" attached hereto executed by Transferor and each of the Record Title Holders.

              6.18 ACKNOWLEDGMENT. At the Closing, Transferor shall deliver to Transferee acknowledgments (collectively, the "ACKNOWLEDGMENTS"), pursuant to which each of the OP Unit Recipients accepts its limited partnership interest in, and is admitted as a limited partner of Transferee in the form of EXHIBIT "K" attached hereto.

              6.19 NO MORATORIA. No moratorium, statute, regulation, ordinance, legislation, order, judgment, ruling or decree of any governmental agency or of any court shall have been enacted, adopted, issued, entered or pending which is directed specifically at the Property and which would have a material adverse effect on the value of the Property.

              6.1.10 INVESTOR QUESTIONNAIRES. Transferor shall have delivered the Investor Questionnaires to Transferee in accordance with the terms of Section 4.1.3 hereof.

              6.1.10.1 PROPERTY QUESTIONNAIRE. Transferor shall have delivered the Property Questionnaire to Transferee in accordance with the terms of Section 4.1.2 hereof.

         6.2 FAILURE OF TRANSFEREE'S CLOSING CONDITIONS. Subject to the provisions of Sections 6.3 and 12.3 hereof and Transferee's rights under
Section 12.2 hereof with respect to any default by Transferor (including, without limitation, any default in the performance of any covenants of Transferor set forth in this Section 6), if any of the Transferee's Closing Conditions have not been fulfilled within the applicable time periods, Transferee may:

              6.2.1 waive the Transferee's Closing Condition and close Escrow in accordance with this Agreement, without adjustment or abatement of the Contribution Value; or

              6.2.2 pursue all of its rights and remedies pursuant to the terms of Section 12.2 hereof (provided, however, that if the only conditions not to be fulfilled are (a) those set forth in Section 6.1.1 or Section 6.1.9 hereof or (b) the existence of any Material Adverse Change (as defined in Section 6.1.2 hereof) in the representations and warranties of Transferor set forth in this Agreement (but only to the extent that such representations and warranties were true, correct and complete as of the Execution Date, and became untrue, incorrect or incomplete after the Execution Date as a result of such Material Adverse Change), the parties hereby acknowledge and agree that such failure shall not be considered a default by Transferor under this Agreement and, in the event that Transferee elects not to waive such failure, its sole and exclusive remedy for such failure shall be as follows: (i) this Agreement shall terminate and shall be of no further force or effect and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement; (ii) Escrow Agent shall return the Deposit to Transferee; (iii) Escrow Agent shall return the Transferor Deposit to Transferor; (iv) all other documents, instruments and funds delivered into Escrow shall be returned to the party that delivered the same into Escrow; and (v) the parties shall equally share the cancellation charges of Title Company and Escrow Agent, if any).

         6.3 TRANSFEROR'S FAILURE TO SECURE RECORD TITLE HOLDERS CONSENT. Notwithstanding anything to the contrary in this Agreement (including, without limitation, Section 6.2.2 hereof), in the event that the Closing does not occur in accordance with the terms hereof solely as a result of the Signing Partners' failure to secure each of the Record Title Holder's (including, without limitation, the Other Partners') performance required to complete the transactions contemplated hereby, then, on the "Extended Closing Date" (as hereinafter defined), (i) Escrow Agent shall return the Deposit to Transferee,
(ii) Transferor
shall pay for all of the cancellation charges of Title Company and Escrow Agent, if any, (iii) Escrow Agent shall deliver the Transferor Deposit to Transferee as liquidated damages in accordance with Section 12.3 hereof and
(iv) neither party shall thereafter have any rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. Notwithstanding anything to the contrary herein, Transferee shall have the right but not the obligation to proceed to the Closing without the performance of the Other Partners in which event the Signing Partners shall deliver to Transferee at the Closing (in addition to their other delivery obligations hereunder) an assignment of all of the Signing Partners' right, title and interest in and to any claims they may have against the Other Partners in connection with the Property.

              6.4 TRANSFEROR'S CONDITIONS. The obligation of Transferor to contribute the Property in accordance with this Agreement is subject to the following conditions precedent (and conditions concurrent, with respect to deliveries to be made by the parties at Closing) (the "TRANSFEROR'S CLOSING CONDITIONS"), which conditions may be waived, or the time for satisfaction thereof extended, by Transferor only in a writing executed by Transferor (provided, however, that any such waiver shall not affect Transferor's ability to pursue any remedy it may have with respect to any breach hereunder by Transferee):

                    6.4.1 TRANSFEREE'S DUE PERFORMANCE. All of the representations and warranties of Transferee set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date, and Transferee, on or prior to the Closing Date, shall have complied with and/or performed all of the obligations, covenants and agreements required on the part of Transferee to be complied with or performed pursuant to the terms of this Agreement.

                    6.4.2 BANKRUPTCY. No action or proceeding shall have been commenced by or against Transferee under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors.

                    6.4.3 NO SUSPENSION IN TRADING. There shall be no suspension in the trading of the shares in the REIT.

              6.5 FAILURE OF TRANSFEROR'S CLOSING CONDITIONS. Subject to Transferor's rights under Section 12.1 hereof with respect to any default by Transferee (including, without limitation, any default in the performance of any covenants of Transferee set forth in this Section 6), if any of the Transferor's

Closing Conditions have not been fulfilled within the applicable time periods, Transferor may:

              6.5.1 waive the Transferor's Closing Condition and close Escrow in accordance with this Agreement, without adjustment or abatement of the Contribution Value; or

              6.5.2 pursue all of its rights and remedies pursuant to the terms of Section 12.1 hereof.

         6.6  VARIATIONS IN OP UNIT VALUE.

              6.6.1 UNIT VALUE DEFINITIONS.   As used herein, "UNIT VALUE"
shall mean, on any given day, with respect to each OP Unit, the price per share on the New York Stock Exchange (the "NYSE") for the Common Stock at the close of the immediately preceding day on which the Common Stock is traded. As used herein, "AVERAGE UNIT VALUE" shall mean, on any given day, with respect to each OP Unit, the average of the closing price per share of the Common Stock on the NYSE for each of the ten (10) immediately preceding days on which the Common Stock is traded.

              6.6.2 TRANSFEREE'S RIGHT TO EXTEND CLOSING DATE OR TERMINATE AGREEMENT.

                      6.6.2.1 In the event that the Average Unit Value as of the Intended Closing Date or, if applicable, as of the Extended Closing Date, is less than $23.50 per share (the "TRANSFEREE FLOOR PRICE"), then Transferee, in its sole and absolute discretion by written notice to Transferor and Escrow Agent delivered on the Intended Closing Date or the Extended Closing Date, as the case may be, may:

                      (a) elect to terminate this Agreement, in which case (subject to the terms of Section 6.6.2.3 hereof) Escrow Agent shall return the Deposit to Transferee, Escrow Agent shall return the Transferor Deposit to Transferor, all other documents, instruments and funds delivered into Escrow shall be returned to the party that delivered the same into Escrow, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, if any, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement; or

                    (b) elect to extend the Closing Date to a date that is not later than thirty (30) Business Days following the Intended Closing Date or the Extended Closing Date, as the case may be, and the Closing shall occur on the date (the "TRANSFEREE EXTENDED CLOSING DATE") thereafter selected by Transferee upon five (5) Business Days' prior written notice to Transferor and Escrow Agent, provided that such Transferee Extended Closing Date shall occur within such thirty (30) Business Day period following the Intended Closing Date or the Extended Closing Date, as the case may be.

                    6.6.2.2 In the event that Transferee elects to extend the Closing Date to the Transferee Extended Closing Date or Transferor has elected to extend the Closing Date to the Transferor Extended Closing Date (as hereinafter defined) and the Average Unit Value as of either the Transferee Extended Closing Date or the Transferor Extended Closing Date is less than the Transferee Floor Price, then Transferee, in its sole and absolute discretion by written notice to Transferor and Escrow Agent delivered on the applicable Extended Closing Date may elect to terminate this Agreement, in which case, subject to Section 6.6.2.3 hereof, Escrow Agent shall return the Deposit to Transferee, Escrow Agent shall return the Transferor Deposit to Transferor, all other documents, instruments and funds delivered into Escrow shall be returned to the party that delivered the same into Escrow, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, if any, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.

                    6.6.2.3 Notwithstanding the foregoing provisions of this Section 6.6.2, in the event that Transferee elects to terminate this Agreement pursuant to the terms of this Section 6.6.2, Transferor may override Transferee's election by delivering written notice ("TRANSFEROR'S OVERRIDING NOTICE") to Transferee and Escrow Agent within one (1) Business Day of Transferor's receipt of written notice from Transferee (indicating that Transferee elects to terminate pursuant to the terms of this Section 6.6.2), in which case, (i) the Transferee Floor Price shall be used in lieu of the Average Unit Value, for the purposes of calculating the OP Units and the Cash Amount, and (ii) the Closing shall take place on the date selected by Transferor in Transferor's Overriding Notice, provided that such date shall be on or before the fifth (5th) Business Days following Transferee's receipt of Transferor's Overriding Notice.

              6.6.3 TRANSFEROR'S RIGHT TO EXTEND CLOSING DATE OR TERMINATE AGREEMENT.

                      6.6.3.1 In the event that the Average Unit Value as of the Intended Closing Date or, if applicable, as of the Extended Closing Date, is either (i) less than $23.50 per share (the "TRANSFEROR FLOOR PRICE") or (ii) greater than $35.00 per share (the "TRANSFEROR CAP PRICE"), then Transferor, in its sole and absolute discretion by written notice to Transferee and Escrow Agent delivered on the Intended Closing Date or the Extended Closing Date, as the case may be, may:

                      (a) elect to terminate this Agreement, in which case (subject to the terms of Section 6.6.3.3 hereof) Escrow Agent shall return the Deposit to Transferee, Escrow Agent shall return the Transferor Deposit to Transferor, all other documents, instruments and funds delivered into Escrow shall be returned to the party that delivered the same into Escrow, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, if any, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement; or

                      (b) elect to extend the Closing Date to a date that is not later than thirty (30) Business Days following the Intended Closing Date or the Extended Closing Date, as the case may be, and the Closing shall occur on the date (the "TRANSFEROR EXTENDED CLOSING DATE") thereafter selected by Transferor upon five (5) Business Days' prior written notice to Transferee and Escrow Agent, provided that such Transferor Extended Closing Date shall occur within such thirty (30) Business Day period following the Intended Closing Date or the Extended Closing Date, as the case may be.

                      6.6.3.2 In the event that Transferor elects to extend the Closing Date to the Transferor Extended Closing Date or Transferee has elected to extend the Closing Date to the Transferee Extended Closing Date and the Average Unit Value as of either the Transferor Extended Closing Date or the Transferee Extended Closing Date is less than the Transferor Floor Price or greater than the Transferor Cap Price, then Transferor, in its sole and absolute discretion by written notice to Transferee and Escrow Agent delivered on the applicable Extended Closing Date may elect to terminate this Agreement, in which case, subject to Section 6.6.3.3 hereof, Escrow Agent shall return the

Deposit to Transferee, Escrow Agent shall return the Transferor Deposit to Transferor, all other documents, instruments and funds delivered into Escrow shall be returned to the party that delivered the same into Escrow, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, if any, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement.

                      6.6.3.3 Notwithstanding the foregoing provisions of this Section 6.6.3, in the event that Transferor elects to terminate this Agreement pursuant to the terms of this Section 6.6.3 as a result of the fact that the Average Unit Value is greater than the Transferor Cap Price, then, Transferee may override Transferor's election by delivering written notice ("TRANSFEREE'S OVERRIDING NOTICE") to Transferor and Escrow Agent within one
(1) Business Day of Transferee's receipt of written notice from Transferor (indicating that Transferor elects to terminate pursuant to the terms of this Section 6.6.3 as a result of the fact that the Average Unit Value is greater than the Transferor Cap Price), in which case, (i) the Transferor Cap Price shall be used in lieu of the Average Unit Value, for the purposes of calculating the OP Units and the Cash Amount, and (ii) the Closing shall take place on the date selected by Transferee in Transferee's Overriding Notice, provided that such date shall be on or before the fifth (5th) Business Days following Transferor's receipt of Transferee's Overriding Notice. In the event that Transferor elects to terminate this Agreement pursuant to the terms of this Section 6.6.3 as a result of the fact that the Average Unit Value is less than the Transferor Floor Price, Transferee shall have no right to override such election.

7.  CLOSING.

         7.1 CLOSING DATE. Subject to the provisions of this Agreement, the "Closing" (as defined below) shall take place on the thirtieth (30th) day following the Due Diligence Termination Date (the "INTENDED CLOSING DATE"); provided, however, that in the event that the Signing Partners have not obtained the joinder and consent of each of the Record Title Holders on or before the Intended Closing Date, then by written notice to Transferee, the Signing Partners may (by delivering written notice to Transferee) elect to extend the Closing Date to a date no later than September 30, 1997 (the date set forth in such notice shall also be referred to herein as an "EXTENDED CLOSING DATE") in order to obtain such consents and joinders.
Notwithstanding the foregoing, the Closing Date shall also be subject to (i) Transferee's right to extend the Closing Date pursuant to Section

4.2.2 hereof, (ii) each party's right to extend the Closing Date pursuant to
Section 6.6 hereof and (iii) any further extension or acceleration of the Closing as the parties hereto may agree. As used herein, the following terms shall have the following meanings: (i) the "CLOSING" shall mean the recordation of the Deeds in the Official Records of the County of Dade (the "OFFICIAL RECORDS"); and (ii) the "CLOSING DATE" shall mean the date upon which the Closing actually occurs.

         7.2 DELIVERIES BY TRANSFEROR. On or before the Closing Date, Transferor, at its sole cost and expense, shall deliver or cause to be delivered into Escrow the following documents and instruments, each dated as of the Closing Date, in addition to the other items and payments required by this Agreement to be delivered by Transferor:

              7.2.1 DEEDS.   The original executed and acknowledged Deeds
from each of the Record Title Holders conveying the Real Property to Transferee;

              7.2.2 NON-FOREIGN AFFIDAVIT. The original Non-Foreign Affidavits, executed by Transferor and the Record Title Holders;

              7.2.3 ASSIGNMENTS OF LEASES. Four (4) original executed counterparts of each of the Assignments of Leases;

              7.2.4 BILLS OF SALE. Four (4) original executed counterparts of each of the Bills of Sale;

              7.2.5 PROOF OF AUTHORITY. Such proof of Transferor's authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing or delivering any instruments, documents or certificates on behalf of Transferor to act for and bind Transferor as may be reasonably required by Title Company or Transferee;

              7.2.6 CASH. Cash in an amount equal to the amount by which Transferor's share of Closing Costs exceeds the Cash Amount Balance; and

              7.2.7 ACKNOWLEDGMENTS. From each of the OP Unit Recipients receiving OP Units, two (2) original executed counterparts of the Acknowledgments;

              7.2.8 REGISTRATION RIGHTS AGREEMENTS. Four (4) original executed counterparts of a Registration Rights Agreement in the form of EXHIBIT "L" attached hereto and made a part hereof (the "REGISTRATION RIGHTS AGREEMENT");

              7.2.9 OTHER. Such other documents and instruments (including, without limitation, affidavits reasonably required by the Title Company to facilitate the issuance of the Owner's Title Policy at the Closing prior to the recordation of the Deeds), signed and properly acknowledged by Transferor, if appropriate, as may be reasonably required by Transferee, Title Company, Escrow Agent, or otherwise in order to effectuate the provisions of this Agreement and the Closing of the transactions contemplated herein.

         7.3 DELIVERIES BY TRANSFEREE. On or before the Closing, Transferee, at its sole cost and expense, shall deliver or cause to be delivered into Escrow (i) cash in an amount equal to Transferee's share of prorations and Closing Costs, as provided in Sections 7.5 and 7.6 hereof, respectively, and the balance of the Cash Portion as provided in Section 2.2 hereof, (ii) four (4) original executed and acknowledged counterparts of each of the Assignments of Leases, (iii) certificates (the "CERTIFICATES") representing the OP Units issued pursuant to Section 2.2 hereof, (iv) two (2) executed original counterparts of each of the Acknowledgments, executed by AIMCO-G.P., Inc., a Delaware corporation, (iv) four (4) original counterparts of the Registration Rights Agreement executed by the REIT, and (v) such other documents and instruments, signed and properly acknowledged by Transferee, if appropriate, as may reasonably be required by Transferor, Escrow Agent or otherwise in order to effectuate the provisions of this Agreement and the closing of the transactions contemplated herein.

         7.4 ACTIONS BY ESCROW AGENT. Provided that Escrow Agent shall not have received written notice from Transferee or Transferor of the failure of any condition to the Closing or of the termination of the Escrow and this Agreement, when Transferee and Transferor have deposited into Escrow the documents and funds required by this Agreement, and Title Company is irrevocably committed to issue the Owner's Title Policy after the Closing, with an effective date as of the Closing Date (as evidenced by the Title Company's delivery to Transferee of a "mark-up" of the Title Commitment on or prior to the Closing), Escrow Agent shall, in the order and manner herein below indicated, take the following actions:

              7.4.1 FUNDS AND CERTIFICATES. Upon the Title Company's irrevocable and unconditional commitment to issue the Owner's Title Policy (as evidenced by its delivery to Transferee of a "mark-up" of the Title Commitment on or prior to the Closing), disburse all funds and deliver the Certificates deposited with it by Transferee as follows:

                      7.4.1.1 pursuant to the "Closing Statement" (as hereinafter defined), retain for Escrow Agent's own account all escrow fees and costs, disburse to Title Company the fees and expenses incurred in connection with the issuance of the Owner's Title Policy, and disburse to any other persons or entities entitled thereto the amount of any other Closing Costs;

                      7.4.1.2 deliver to Transferor (on behalf of all of the OP Unit Recipients) the Certificates;

                      7.4.1.3 disburse funds necessary to discharge and release any and all Monetary Encumbrances against the Property;

                      7.4.1.4 pay to Transferor (on behalf of all of the OP Unit Recipients) the remaining Cash Amount Balance and the Transferor Deposit, if any, after all disbursements pursuant to Sections 7.4.1.1 and 7.4.1.3 above have been completed; and

                      7.4.1.5 disburse to Transferee any remaining funds in the possession of Escrow Agent after payments pursuant to Sections 7.4.1.1,
7.4.1.3 and 7.4.1.4 above have been completed.

              7.4.2 RECORDING. Upon the Title Company's irrevocable and unconditional commitment to issue the Owner's Title Policy (as evidenced by its delivery to Transferee of a "mark-up" of the Title Commitment on or prior to the Closing), cause the Deeds and any other documents which the parties hereto may mutually direct to be recorded in the Official Records and obtain conformed copies thereof for distribution to Transferee and Transferor.

              7.4.3 DELIVERY OF DOCUMENTS. Deliver (a) to Transferee and Transferor each, two (2) originals of all documents deposited into Escrow, other than the Deeds and the Non-Foreign Affidavits, and (b) to Transferee, the Non-Foreign Affidavits.

         7.5 PRORATIONS. For the purpose of this Section 7.5, all references to Transferor shall mean collectively Transferor and each of the Record Title Holders.

              7.5.1 Rentals, revenues, and other income, if any, from the Property, taxes, assessments, improvement bonds, service or other contract fees, utility costs, and other expenses affecting the Property shall be prorated between Transferee and Transferor as of the Closing Date; provided, however, that Transferor shall receive a credit at the Closing in an amount equal to the rentals that are delinquent as of the Closing Date, but only to the extent that such delinquent rentals are due and owing from Tenants occupying a portion of the Property on the Closing Date; and provided further, that Transferee shall be entitled to any and all payments subsequently received in satisfaction of such delinquent rentals, notwithstanding the fact that such rentals are attributable to a period prior to Closing. For purposes of calculating prorations, Transferee shall be deemed to be title holder of the Property, and therefore entitled to the income and responsible for the expenses, after 12:01 a.m. on the Closing Date. After the Closing, Transferor shall have no right to proceed in any manner or make any claim against Tenants for rents that were delinquent as of the Closing Date, except to the extent that any such person no longer occupies any portion of the Property. All non-delinquent real estate taxes or assessments on the Property shall be prorated based on the actual current tax bill, but if such tax bill has not yet been received by Transferor by the Closing Date or if supplemental taxes are assessed after the Closing for the period prior to the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Transferor shall have borne all real property taxes, including all supplemental taxes, allocable to the period prior to the Closing and Transferee shall bear all real property taxes, including all supplemental taxes, allocable to the period from and after the Closing. If any expenses attributable to the Property and allocable to the period prior to the Closing are discovered or billed after the Closing, the parties shall make any necessary adjustment after the Closing by cash payment to the party entitled thereto so that Transferor shall have borne all expenses allocable to the period prior to the Closing and Transferee shall bear all expenses allocable to the period from and after the Closing. The provisions of this Section 7.5 shall survive the Closing.

              7.5.2 Fifteen (15) Business Days prior to the Closing, Escrow Agent shall deliver to each of the parties for their review and approval a preliminary closing statement (the "PRELIMINARY CLOSING STATEMENT") setting forth (i) the proration amounts allocable to each of the parties pursuant to this Section

7.5, and (ii) the Closing Costs. Based on each of the party's comments, if any, regarding the Preliminary Closing Statement, Escrow Agent shall revise the Preliminary Closing Statement and deliver a final, signed version of a closing statement to each of the parties at the Closing (the "CLOSING STATEMENT").

         7.6 CLOSING COSTS. Each party shall pay its own costs and expenses arising in connection with the Closing (including, without limitation, its own attorney and advisor fees), except the following costs (the "CLOSING COSTS"):

              7.6.1 all documentary transfer, stamp, sales and other taxes related to the transfer of the Property, which shall be paid by Transferee;

              7.6.2 Escrow Agent's escrow fees and costs, which shall be paid one-half (1/2) by Transferor and one-half (1/2) by Transferee (provided, however, that notwithstanding the foregoing, Transferor shall pay no more than $1,000 for its one-half of such escrow fees and costs and any such escrow fees and costs in excess of $1,000 shall be paid by Transferee);

              7.6.3 the cost of the Survey, which shall be paid by Transferee;

              7.6.4 the cost of the Owner's Title Policy and all endorsements thereto, which shall be paid by Transferee;

              7.6.5 all recording fees, which shall be paid by Transferor;
and

              7.6.6 any and all prepayment or other penalties or amounts due and payable in connection with the discharge and satisfaction of any Monetary Encumbrances.

         7.7 DELIVERIES OUTSIDE OF ESCROW. Transferor shall deliver and cause the Record Title Holders to deliver possession of the Property, subject only to the Permitted Exceptions, to Transferee upon the Closing. Further, Transferor hereby covenants and agrees to deliver and cause the Record Title Holders to deliver to Transferee, on or prior to the Closing, the following items:

              7.7.1 INTANGIBLE PROPERTY. The Intangible Property, including, without limitation, the original Leases.

              7.7.2 PERSONAL PROPERTY. The Personal Property, including, without limitation, any and all keys, pass cards, remote controls, security codes, computer software and other devices relating to access to the Improvements.

              7.7.3 NOTICES.

                       7.7.3.1  NOTICES TO TENANTS.  A letter for each
    Tenant in form and substance reasonably acceptable to Transferee, duly executed by Transferor, dated as of the Closing Date and addressed to the Tenants, informing such Tenants of the transfer of the Property and the assignment of the Leases to Transferee together with an instruction to pay all amounts due under the Leases following the Closing Date to Transferee.

                       7.7.3.2  SERVICE CONTRACTS NOTICES.  A letter to
    each of the vendors of the service contracts for the Property
    (collectively, the "SERVICE CONTRACTS") in form and substance reasonably acceptable to Transferee, duly executed by Transferor, dated as of the Closing Date and addressed to each Service Contract vendor, informing said vendors of the assignment of the Service Contracts to Transferee.

8.  TRANSFEROR'S REPRESENTATIONS AND WARRANTIES.

         For the purposes of this Article 8, "Transferor's actual knowledge" shall mean the actual knowledge of the parties constituting Transferor without having undertaken any special inquiry or investigation. Transferor represents and warrants to and agrees with Transferee, as of the Execution Date and as of the Closing Date (subject to any modifications that may be made by Transferor pursuant to the terms of Section 10.1.4 hereof), as follows:

         8.1  LEASES.

              8.1.1 LEASE SCHEDULE. To Transferor's actual knowledge, the schedule attached hereto as EXHIBIT "M" (the "LEASE SCHEDULE") is true, correct and complete with respect to: (i) the leases, licenses, tenancies and other occupancy agreements (whether written or oral) now in effect at the Property (the "LEASES"), (ii) the dates of the Leases and of all amendments thereof,
(iii) the identities of the tenants under the Leases (the "TENANTS"), (iv) the space occupied by the Tenants, (v) the commencement and expiration dates of the Leases, (vi) the annual rents payable thereunder, (vii) the base year for any escalated rent thereunder, (viii) the currently escalated rents, (ix) any options to renew or cancel the Leases, (x) any rights of first refusal and (xi) any outstanding agreements, written or oral, to amend or otherwise modify any of the Leases.

              8.12 DELIVERY OF LEASES. To Transferor's actual knowledge, true and complete copies of all Leases and all amendments, guarantees and other documents relating thereto shall be delivered to Transferee in accordance with
Section 4.1.1 hereof; provided, however, that for purposes of this Agreement, Transferee may rely on the data set forth on the Lease Schedule.

              8.13 SECURITY DEPOSITS. Except as set forth on the Lease Schedule, there are no security deposits held by the landlord under any of the Leases and there are no arrearages in rent or additional rent under any of the Leases.

              8.14 NO TENANT DISPUTES. Except as set forth on the Lease Schedule or on EXHIBIT "N" attached hereto, (i) Transferor has not received any written notice from any Tenant whatsoever that would change the terms of such Tenant's tenancy, including, without limitation, any notice to cancel, renew or extend any Lease or supply any additional services to such Tenant, and (ii) Transferor has not received any written notification from any Tenant that it disputes the computation of the rents payable pursuant to its Lease.

              8.15 NO PRE-PAID RENT. No Tenant has paid any rent for more than one (1) month in advance, except as may otherwise be set forth on the Leasxe Schedule.

         8.2 EXISTING CONTRACTS. Except as set forth on the schedule attached hereto as EXHIBIT "O", neither Transferor nor any agent of Transferor has executed any service, maintenance, repair, management, supply or other contracts affecting the Property which would be binding on Transferee subsequent to the Closing.

         8.3 INSURANCE. True, correct and complete copies of all insurance policies maintained by Transferor with respect to the Property shall be made available to Transferee as part of the Property Documents. All premiums due on such insurance policies have been paid by Transferor and Transferor will maintain such insurance policies from the Execution Date through the Closing Date or earlier termination of this Agreement. Transferor has not received and has no knowledge of any notice or request from any insurance company requesting the performance of any work or alteration with respect to the Property. Transferor has received no notice from any insurance company concerning, nor is Transferor aware of, any defects or inadequacies in the Property which, if not corrected, would result in the termination of insurance coverage or increase its cost.

         8.4 LITIGATION. Except as disclosed on the schedule attached hereto as EXHIBIT "P" (the "LITIGATION SCHEDULE"), there are no actions, suits or proceedings before any judicial or quasi-judicial body, by any governmental authority or other third party, pending, or to Transferor's actual knowledge, threatened, against or affecting all or any portion of the Property and, to Transferor's knowledge, there is no basis for any such action. Except for eviction or similar actions against Tenants brought in the ordinary course of Transferor's operation of the Property and which are disclosed on the Litigation Schedule or have been disclosed to Transferee in writing prior to the Closing, there are no actions, suits or proceedings pending, contemplated or threatened by Transferor in connection with all or any portion of the Property or Transferor's ownership, rights, use, development or maintenance thereof, including, without limitation, tax reduction proceedings; and from and after the date hereof, except for routine eviction actions (which Transferor shall assign to Transferee at the Closing), Transferor shall not commence or allow to be commenced on its behalf any action, suit or proceeding with respect to all or any portion of the Property without the prior written consent of Transferee. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending, or, to Transferor's actual knowledge, threatened, against Transferor.

         8.5 COMPLIANCE WITH LAWS. Except as disclosed on the schedule attached hereto as EXHIBIT "Q", to Transferor's actual knowledge, Transferor has not received any written notice indicating that the Property is not in full compliance with all existing laws, rules, regulations, ordinances and orders of all applicable federal, state, city and other governmental authorities in effect as of the date of this Agreement (collectively, "LAWS"), including, without limitation, (i) the Americans with Disabilities Act, 42 U.S.C. Section 12102, et seq., together with all rules, regulations and official interpretations promulgated pursuant thereto, and (ii) all Laws with respect to zoning, building, fire and health codes and sanitation.

         8.6 CONDEMNATION; SPECIAL ASSESSMENTS. Transferor has no actual knowledge of any pending or contemplated condemnation, eminent domain or similar proceeding or special assessment which would affect the Property or any part thereof in any way whatsoever.

         8.7  TOXIC OR HAZARDOUS MATERIALS.

              8.7.1 DEFINITIONS.

              (a) "ENVIRONMENTAL CLAIM" means any claim, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the manufacture, treatment, processing, distribution, use, transport, handling, deposit, storage, disposal, leaking or other presence, or release into the environment of any "Hazardous Substance" (as defined below) in, at, on, under or about any location, whether or not owned or operated by Transferor or (ii) circumstances forming the basis of any violation, or alleged violation, of any "Environmental Law" (as defined below).

              (b) "ENVIRONMENTAL LAWS" means all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. 6901 ET SEQ.), as amended, and the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601, ET SEQ.), as amended.

              (c) "HAZARDOUS SUBSTANCE" means any chemical, pollutant, contaminant, waste, toxic substance, petroleum or petroleum product defined in, governed under or regulated pursuant to any Environmental Laws, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. 6901 ET SEQ.), as amended, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601, ET SEQ.), as amended, and any state analogs or counterparts, as amended.

              8.7.2 REPRESENTATIONS AND WARRANTIES. Transferor represents and warrants to and agrees with Transferee that, as of the Execution Date, and as of the Closing, to Transferor's actual knowledge and except as disclosed on EXHIBIT "R" attached hereto: (i) Transferor is in full compliance with all applicable Environmental Laws relating to the Property, which compliance includes, but is not limited to, the possession by Transferor of all permits and other governmental authorities required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) Transferor has not received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that Transferor is not in such full compliance and there are no circumstances that may prevent or interfere with such full compliance in the future; (iii) there is no Environmental Claim pending or threatened with regard to the Property; (iv) there are no past or present actions, activities, circumstances, conditions, events or incidents relating to the Property, including, without limitation, the manufacture, treatment, processing, distribution, use, transport, handling, deposit, storage, disposal, leaking, or other presence or release of any Hazardous Substance, that could form the basis of any Environmental Claim against Transferor or against any person or entity, including, without limitation, persons or entities whose liability for any such Environmental Claim Transferor has or may have retained or assumed either contractually or by operation of law; and
(v) without in any way limiting the generality of the foregoing, (a) Transferor has not stored, disposed or arranged for the disposal of Hazardous Substances on the Property, (b) there are no underground storage tanks located on the Property, (c) there is no asbestos contained in or forming part of any Improvement, including, without limitation, any building, building component, structure or office space on the Property, and (d) no polychlorinated biphenyls (PCBs) are used or stored at the Property.

              8.7.3 SURVIVAL. Notwithstanding the limitations of any provision to the contrary contained herein, the representations, warranties, covenants and indemnification set forth in this Section 8.7 shall survive the Closing.

         8.8 NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document, or instrument or agreement, oral or written, to which Transferor is a party or by which Transferor or the Property is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Transferor or all or any portion of the Property.

         8.9 DUE ORGANIZATION; CONSENTS. Except with respect to the consents of the Other Partners, which Transferor shall use its Commercially Reasonable Efforts to obtain prior to the Closing, no consent of any partner, shareholder, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required in connection herewith which has not been obtained.

         8.10 TRANSFEROR AUTHORITY; VALIDITY OF AGREEMENTS. Except with respect to the consents of the Other Partners, which Transferor shall use its Commercially Reasonable Efforts to obtain prior to the Closing, Transferor has full right, power and authority to sell and convey the Property to Transferee as provided in this Agreement and to carry out its obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Transferor have the legal power, right and actual authority to bind Transferor to the terms hereof and thereof. This Agreement is, and all instruments, documents and agreements to be executed by Transferor in connection herewith shall be, duly authorized, executed and delivered by Transferor and shall be valid, binding and enforceable obligations of Transferor.

         8.11 FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT. Transferor is not a foreign person within the meaning of 42 USCS Section 1445(f)(3).

         8.12  OP UNITS.

               8.12.1 OP UNIT RECIPIENT REPRESENTATIONS. Transferor hereby represents and warrants and agrees as of the Closing Date, on behalf of itself and each of the OP Unit Recipients (and in so doing represents that it has the authority from the OP Unit Recipients to make the representations, warranties, acknowledgements and agreements made in this Agreement on their behalf):

               (a) The Partners identified on EXHIBIT "A-1" attached hereto, constitute all of the partners of the Partnership and no other person or entity has any claim or interest in any of the Property.

               (b) Transferor and each of the OP Unit Recipients is, and at the Closing will be, either (i) an "Accredited Investor," as defined in Rule 501 of the General Rules and Regulations promulgated under the Securities Act of

1933, as amended (the "ACT"), or (ii) a person or entity with such knowledge and experience in financial and business matters that such OP Unit Recipient is capable of evaluating the merits and risks of an investment in OP Units.

               (c) Transferor and each of the OP Unit Recipients (i) have received and reviewed that certain Private Placement Memorandum, dated as of December 5, 1996, and (ii) have had access to such additional financial and other information, and have been afforded the opportunity to ask questions of representatives of Transferee, and to receive answers to those questions, as they have deemed necessary in connection with the acquisition of the OP Units that may be acquired pursuant hereto.

               (d)  Transferor and each of the OP Unit Recipients
(i) acknowledge that the OP Units that will be acquired pursuant to this Agreement are being acquired in transactions not involving any public offering within the meaning of the Act, and that the OP Units have not been registered and may never be registered under the Act, and (ii) agree not to offer, sell, transfer or otherwise dispose of all or any portion of the OP Units in the absence of registration under the Act unless they deliver to Transferee an opinion of counsel reasonably satisfactory to Transferee, in form and substance satisfactory to Transferee, to the effect that the proposed sale, transfer or other disposition may be effected without registration under the Act and under applicable state securities or blue sky laws.

               (e) Transferor and each of the OP Unit Recipients acknowledge and agree that the OP Units will be in the form of physical certificates and that unless such OP Units shall have been registered under the Act, the certificates will bear a legend to the following effect:

    THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITH-

    OUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

               (f) Transferor and each of the OP Unit Recipients (i) have such knowledge and experience in financial and business matters that each such party is capable of evaluating the merits and risks of an acquisition of the OP Units and is able to bear the economic risk of a loss of an investment in the OP Units and (ii) are not acquiring any OP Units with a view to the distribution of the OP Units or any present intention of offering or selling any of the OP Units in a transaction that would violate the Act or the securities laws of any state or any other applicable jurisdiction.

               (g) With respect to individual or partnership tax and other economic considerations involved in the transactions contemplated by this Agreement, including an investment in OP Units, neither Transferor nor the OP Unit Recipients are relying on Transferee (or any agent or representative of Transferee). Transferor and each of the OP Unit Recipients have carefully considered and have, to the extent each believes such discussion necessary, discussed with its professional legal, tax, accounting and financial advisors the suitability of an investment in the OP Units for its particular tax and financial situation and has determined that the OP Units being acquired by Transferor and the OP Unit Recipients are a suitable investment for Transferor and the OP Unit Recipients.

               8.12.2 MATERIAL MISSTATEMENTS OR OMISSIONS. No representations or warranties by Transferor, on behalf of itself or the OP Unit Recipients, in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished to Transferee pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.

         8.13 TAXES. There are no liens for "Taxes" (as hereinafter defined) upon the Property, except liens for Taxes that are not yet due and payable. As used herein, the term "TAXES" shall mean all taxes, charges, fees, levies or other assessments, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority upon the Property.

         8.14 SURVIVAL. All of the representations, warranties and agreements of Transferor (on behalf of itself and each of the OP Unit Recipients) set forth in this Agreement shall be true upon the Execution Date, shall be deemed to be repeated at and as of the Closing Date (except as otherwise disclosed in writing to Transferee) and shall survive the delivery of the Deeds and the Closing.

9.  TRANSFEREE'S REPRESENTATIONS AND WARRANTIES.

         Transferee represents and warrants to Transferor, as of the Execution Date and as of the Closing, as follows:

         9.1 NO CONFLICTS. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement will not conflict with, or, with or without notice or the passage of time or both, result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, deed of trust, mortgage, loan agreement, or other document or instrument to which Transferee is a party or by which Transferee is bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Transferee or all or any portion of the Property.

         9.2 DUE ORGANIZATION. Transferee is a limited partnership duly organized and existing in good standing under the laws of the State of Delaware, with its principal place of business in the State of Colorado. All requisite partnership action has been taken by Transferee in connection with entering into this Agreement, and will be taken prior to the Closing in connection with, the execution and delivery of the instruments referenced herein and the consummation of the transactions contemplated hereby.

         9.3 TRANSFEREE'S AUTHORITY; VALIDITY OF AGREEMENTS. Transferee has full right, power and authority to accept the Property from Transferor as provided in this Agreement and to carry out its obligations hereunder. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Transferee have the legal power, right and actual authority to bind Transferee to the terms hereof and thereof. This Agreement is, and all other documents and instruments to be executed and delivered by Transferee in connection with this Agreement shall be, duly authorized, executed and delivered by Transferee and shall be valid, binding and enforceable obligations of Transferee.

         9.4 CONDITION OF IMPROVEMENTS. Transferee is purchasing the Improvements in "AS-IS" condition and, except as otherwise provided herein, Transferor makes no representations or warranties as to the condition of the

Improvements. Without in any way limiting the generality of the immediately preceding sentence, Transferee and Transferor further acknowledge and agree that in entering into this Agreement and acquiring the Property:

               9.4.1 Transferee hereby acknowledges that, except as otherwise expressly provided herein, Transferor has not made, will not and does not make any warranties or representations, whether express or implied, with respect to the Property, their condition, the value, profitability, developability or marketability thereof;

               9.4.2 Transferee acknowledges that, except as otherwise expressly provided herein, with respect to the Property, Transferor has not and will not make any warranties, whether express or implied, of merchantability, habitability or fitness for a particular use;

               9.4.3 Transferee acknowledges that Transferee has made and/or shall be given an adequate opportunity to make such legal, factual and other inquiries and investigations as Transferee deems necessary, desirable or appropriate with respect to the Property, the value or marketability thereof and of the appurtenances thereto. Such inquiries and investigations of Transferee shall be deemed to include, but shall not be limited to, the condition of all portions of the Property, such state of facts as an accurate survey would show, and the present and future zoning, ordinances, resolutions and regulations of the city, county and state where the Property are located;

               9.4.4 Transferee acknowledges that Transferee has not relied, and is not relying, upon any information, document, projection, pro forma, statement, representation, guaranty or warranty (whether express or implied, or oral or written or material or immaterial) that may have been given by or made by or on behalf of Transferor other than the representations and warranties set forth herein and in the documents delivered by Transferor and the Record Title Holders at or prior to the Closing.

         9.5 SURVIVAL. All of the representations, warranties and agreements of Transferee set forth in this Agreement shall be true upon the Execution Date, shall be deemed to be repeated at and as of the Closing Date (except as otherwise set forth in writing to Transferor) and shall survive the delivery of the Deeds and the Closing.

10. ADDITIONAL COVENANTS.

         10.1 ADDITIONAL COVENANTS OF TRANSFEROR. In addition to the covenants and agreements of Transferor set forth elsewhere in this Agreement, Transferor covenants and agrees (on behalf of itself and the Record Title Holders) that between the Execution Date and the Closing Date:

               10.1.1 TITLE. Transferor shall not directly or indirectly sell, contribute, assign or create any right, title or interest whatsoever in or to the Property, or create or permit to exist thereon any lien, charge or encumbrance other than the Permitted Exceptions, or enter into any agreement to do any of the foregoing, including, without limitation, any new leases (or renewals, modifications or extensions of any Leases) (other than leases entered into in the ordinary course of Transferor's business) or any new service contracts (or renewals, modifications or extensions of any existing service contracts), without the prior written consent of Transferee (which consent may be granted or withheld in Transferee's sole and absolute discretion).

               10.1.2 DEVELOPMENT ACTIVITIES. Transferor shall not take any actions with respect to the development of the Property, including, without limitation, applying for, pursuing, accepting or obtaining any permits, approvals or other development entitlements from any governmental or other regulatory entities or finalizing or entering into any agreements relating thereto without the prior written consent of Transferee (which consent may be granted or withheld in Transferee's sole and absolute discretion). Transferor hereby agrees to reasonably cooperate with Transferee in Transferee's efforts to obtain such governmental approvals as Transferee deems necessary to permit Transferee to operate the Property as Transferee wishes.

               10.2.3 NO PRE-PAID RENT. Transferor shall not accept any rent from any Tenant (or any new tenant under any new lease to which Transferee has consented) for more than one (1) month in advance of the payment date.

               10.1.4 NOTICE OF CHANGE IN CIRCUMSTANCES. Transferor shall promptly notify Transferee of any change (collectively, the "CHANGES") in any condition with respect to the Property or any portion thereof or of any event or circumstance of which Transferor obtains actual knowledge subsequent to the Execution Date which (a) entitles Transferee to terminate this Agreement pursuant to the terms of Section 6.2 hereof, (b) makes any representation or warranty of

Transferor to Transferee under this Agreement untrue or misleading in any material respect, or (c) makes any covenant or agreement of Transferor under this Agreement incapable or substantially less likely of being performed, it being expressly understood that Transferor's obligation to provide information to Transferee under this Section 10.1.4 shall in no way relieve Transferor of any liability for a breach by Transferor of any of its representations, warranties, covenants or agreements under this Agreement.
In addition to the foregoing, on or before the Due Diligence Termination Date, Transferor shall deliver to Transferee written notice of any Changes of which Transferor has actual knowledge that have occurred since or subsequent to the Execution Date. Notwithstanding anything to the contrary contained herein, if Transferor becomes aware after the Execution Date of any Changes that (i) make any representation or warranty set forth in this Agreement (which was true, correct and complete as of the Execution Date) untrue, incorrect or incomplete or (ii) make any covenant or agreement of Transferor under this Agreement (which was, as of the Execution Date, capable of being performed) incapable or substantially less likely of being performed, such Changes shall not constitute a default by Transferor hereunder, but Transferor shall promptly notify Transferee of such Changes.

               10.1.5 NO DEFAULTS; MAINTENANCE OF PROPERTY. Transferor shall not default with respect to the performance of any material obligation relating to the Property, including, without limitation, the payment of all amounts due and the performance of all obligations with respect to any existing indebtedness or existing leases or contracts affecting the Property.
 Transferor shall operate and maintain the Property in accordance with Transferor's past practice and all applicable Laws, rules and regulations affecting the Property or any portion thereof.

               10.1.6 EXCLUSIVE NEGOTIATIONS. Transferor shall (i) remove the Property from the market, and (ii) cease and refrain from any and all negotiations with any other prospective optionees or purchasers of the Property.

               10.1.7 SERVICE, MANAGEMENT AND EMPLOYMENT CONTRACTS. Transferor shall not enter into, extend, renew or replace any existing service, property management or employment contracts in respect of the Property without the prior written consent of Transferee (which consent may be withheld in Transferee's sole and absolute discretion), unless the same shall be cancellable without penalty or premium, upon not more than thirty
(30) days' notice from the owner of the Property.

               10.1.8 NEW LEASES. At Transferee's request, Transferor shall advise Transferee of any and all negotiations with current or potential tenants of the Property. Transferor shall not enter into any new lease or extend any Lease for a term in excess of one (1) year without Transferee's prior written consent, which consent may be withheld in Transferee's sole and absolute discretion.

               10.1.9 CAPITAL IMPROVEMENTS. Except with respect to the Contracted Capital Improvements, Transferor shall not make any material capital improvements to the Property without the prior written consent of Transferee (which consent may be granted or withheld in Transferee's sole and absolute discretion). In connection with any proposed capital improvement, Transferor shall submit to Transferee (i) a detailed written description of the proposed capital improvement (together with the cost thereof) and (ii) copies of any contracts to be entered into in connection therewith. All capital improvement approved by Transferee in accordance with this Section
10.1.9 shall be referred to herein as "APPROVED CAPITAL IMPROVEMENTS."

         10.2 ADDITIONAL COVENANTS OF TRANSFEREE. In addition to the covenants and agreements of Transferee set forth elsewhere in this Agreement, Transferee covenants and agrees as follows:

               10.2.1 TRANSFER RESTRICTION. Transferee covenants and agrees that from the Closing until the earlier to occur of (i) the date that is five (5) years after the Closing Date, or (ii) the date on which Transferor and the OP Unit Recipients collectively hold less than fifty percent (50%) of the OP Units delivered collectively to them at the Closing, Transferee will not voluntarily transfer all or any portion of the Property in a transaction that could reasonably be expected to result in recognition of taxable gains by Transferor or the OP Unit Recipients. Transferor and each of the OP Unit Recipients acknowledge and agree that a tax-deferred exchange of the Property or any portion thereof pursuant to Section 1031 of the IRC would not reasonably be expected to result in recognition of taxable gains by Transferor or the OP Unit Recipients and, therefore, is a permitted disposition pursuant to the foregoing sentence. Notwithstanding anything to the contrary in the first (1st) sentence of this Section 10.2.1, Transferor acknowledges and agrees that Transferee may contribute all or any portion of the Property to an affiliate of Transferee and that such contribution is permitted hereunder, provided that any such permitted transferee agrees to be bound by the provisions of this Section 10.2.1.

               10.2.2 ALLOCATION OF GAIN AND LOSS. Any allocation of gain or loss of Transferee that is made to any Transferor under Section 704(c) of the IRC shall be made under the traditional method prescribed under Treasury Regulation Section 1.704-3 alone, without curative or remedial allocations, and any such allocation under Section 704(c) shall be subject to the reasonable approval of such Transferor.

               10.2.3 EMPLOYEES. Transferee shall give due consideration to the hiring of the on-site employees employed at the Property at the time of the Closing; provided, however, that Transferee shall have no obligation whatsoever to hire any such employees.

               10.2.4 FREQUENCY AND AMOUNT OF DIVIDENDS AND DISTRIBUTIONS. Transferee covenants and agrees on behalf of itself and the REIT that distributions or dividends, as applicable, with respect to OP Units and Common Stock are made with the same frequency and in the same amount; provided, however, that the initial distributions with respect to OP Units accrue only for the period applicable from the date of the issuance of such OP Units to the distributee.

               10.2.5   SURVIVAL.  The covenants set forth in this Section
10.2 shall survive the Closing and shall apply to the period following the Closing.

11. RISK OF LOSS.

         11.1 CONDEMNATION. If, prior to the Closing, all or any material portion of either or both of the Land Parcels or any other part of the Property is taken by condemnation or eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Transferor shall immediately notify Transferee of such fact. In such event, Transferee shall have the option to terminate this Agreement upon written notice to Transferor given not later than thirty (30) days after receipt of such notice from Transferor. Upon such termination, Escrow Agent shall return the Deposit to Transferee, the parties shall equally share the cancellation charges of Escrow Agent and Title Company, if any, and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement. Transferee shall have no right to terminate this Agreement as a result of any non-material taking of the Property. If Transferee does not elect or has no right to terminate this Agreement, Transferor shall assign and turn over to Transferee, and Transferee shall be entitled to receive and keep, all awards for the taking by condemnation and Transferee shall be deemed to have accepted the Property subject to the taking without reduction in the Contribution Value.

         11.2 CASUALTY. Prior to the Closing and notwithstanding the pendency of this Agreement, the entire risk of loss or damage by earthquake, flood, landslide, fire or other casualty shall be borne and assumed by Transferor. If, prior to the Closing any material part of the Improvements located on either or both of the Land Parcels or any other part of the Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty, Transferor shall immediately notify Transferee of such fact. In such event, Transferee shall have the option to terminate this Agreement in the same manner as provided in Section 11.1 hereof upon written notice to Transferor given not later than thirty (30) days after receipt of any such notice from Transferor. Transferee shall have no right to terminate this Agreement as a result of any non-material damage or destruction of the Property. If Transferee does not elect or has no right to terminate this Agreement, (i) Transferor shall assign and turn over, and Transferee shall be entitled to receive and keep, all insurance proceeds payable with respect to such damage or destruction (which shall then be repaired or not at Transferee's option and cost) and Transferee shall receive as a credit against the Contribution Value an amount equal to the deductible amount with respect to the insurance and the parties shall proceed to the Closing pursuant to the terms hereof without modification of the terms of this Agreement, and (ii) Transferee shall have the right to participate in any adjustment of the insurance claim; provided, however, that (subject to Transferee's reasonable approval) Transferor shall be entitled to use such insurance proceeds, or any portion thereof, to the extent necessary to repair (or commence repairing) any damage or destruction prior to the Closing and, to the extent that such insurance proceeds are used by Transferor in accordance with the terms hereof, Transferee shall not be entitled to receive such proceeds.

12. REMEDIES.

         12.1 DEFAULT BY TRANSFEREE. In the event that the Escrow and this transaction fail to close solely as a result of the default of Transferee in the performance of its obligations under this Agreement, Transferee and Transferor agree that Transferor's actual damages would be impracticable or extremely difficult to fix. The parties therefore agree that in the event that Escrow and this transaction fail to close solely as a result of the default of Transferee in the performance of its obligations hereunder, Transferor, as Transferor's sole and exclusive remedy, is entitled to either
(i) elect to file an action for specific perfor-mance of this Agreement to compel Transferee to perform hereunder or (ii) elect to receive liquidated damages in the amount of the Deposit (exclusive of interest and dividends earned thereon). In no event shall Transferor be entitled to seek any type of damages from Transferee as a result of the failure to close, other than the liquidated damages described in the preceding sentence, the enforcement of the indemnity set forth in Section
4.1.4 hereof and attorneys' fees pursuant to Section 15.16 hereof. In the event that Escrow fails to close solely as a result of Transferee's default and Transferor elects to receive liquidated damages under clause (ii) above, then the parties hereby agree and instruct Escrow Agent as follows: (a) this Agreement and the rights and obligations of Transferee and Transferor hereunder and the Escrow created hereby shall terminate and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement; (b) Escrow Agent shall return promptly all documents and instruments to the parties who deposited the same; (c) Escrow Agent shall deliver the Transferor Deposit to Transferor pursuant to Transferor's instructions; (d) Escrow Agent shall deliver the Deposit (exclusive of interest and dividends earned thereon) to Transferor pursuant to Transferor's instructions, and the same shall be the full, agreed and liquidated damages;
(e) all Title Company and Escrow Agent cancellation charges, if any, shall be charged to Transferee; and (f) Escrow Agent shall deliver all interest and dividends earned on the Deposit to Transferee pursuant to Transferee's instructions.

         Transferor and Transferee acknowledge that they have read and understand the provisions of this Section 12.1, and by their initials immediately below agree to be bound by its terms.

/s/                                         /s/
------------                                ------------
Transferor's                                Transferee's
Initials                                    Initials

         12.2 DEFAULT BY TRANSFEROR. In the event that the Escrow and this transaction fail to close solely as a result of the default of Transferor in the performance of its obligations under this Agreement, Transferee and Transferor agree that Transferee's actual damages would be impracticable or extremely difficult to fix. The parties therefore agree that in the event that escrow and this transaction fail to close solely as a result of the default of Transferor in the performance of its obligations hereunder, Transferee, as Transferee's sole and exclusive remedy, is entitled to either
(i) elect to file an action for specific perfor-mance of this Agreement to compel Transferor to perform hereunder or (ii) elect to receive liquidated damages in the amount of the Transferor Deposit (exclusive of interest and dividends earned thereon). In no event shall Transferee be entitled to seek any type of damages from Transferor as a result of the failure to close, other than the liquidated damages described in the preceding sentence, the delivery to Transferee of the Transferor Deposit pursuant to Sections 6.3 and 12.3 hereof and attorneys' fees pursuant to Section 15.16 hereof. In the event that Escrow fails to close solely as a result of Transferor's default, and Transferee elects to receive liquidated damages under clause (ii) above, then the parties hereby agree and instruct Escrow Agent as follows: (a) this Agreement and the rights and obligations of Transferee and Transferor hereunder and the Escrow created hereby shall terminate and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement; (b) Escrow Agent shall return promptly all documents and instruments to the parties who deposited same; (c) Escrow Agent shall deliver the Deposit to Transferee pursuant to Transferee's instructions; (d) Escrow Agent shall deliver the Transferor Deposit (exclusive of interest and dividends earned thereon) to Transferee pursuant to Transferee's instructions, and the same shall be the full, agreed and liquidated damages; (e) all Title Company and Escrow Agent cancellation charges, if any, shall be charged to Transferor; and (f) Escrow Agent shall deliver all interest and dividends earned on the Transferor Deposit to Transferor pursuant to Transferor's instructions.

         Transferor and Transferee acknowledge that they have read and understand the provisions of this Section 12.2, and by their initials immediately below agree to be bound by its terms.


/s/                                         /s/
------------                                ------------
Transferor's                                Transferee's
Initials                                    Initials

         12.3 FAILURE TO OBTAIN OTHER PARTNER CONSENTS. In the event that the Escrow and this transaction fail to close solely as a result of the Signing Partners' failure to secure each of the Record Title Holder's (including, without limitation, the Other Partners') performance required to complete the transactions contemplated hereby, Transferee and Transferor agree that Transferee's actual damages would be impracticable or extremely difficult to fix. The parties therefore agree that in the event that Escrow and this transaction fail to close solely as a result of the Signing Partners' failure to secure each of the Record Title

Holder's (including, without limitation, the Other Partners') performance required to complete the transactions contemplated hereby, Transferee, as Transferee's sole and exclusive remedy, is entitled to liquidated damages in the amount of the Transferor Deposit (exclusive of interest and dividends earned thereon). In the event that Escrow fails to close solely as a result of such failure, then (notwithstanding anything to the contrary contained in this Agreement, including, without limitation, Section 6.2.2 hereof) the parties hereby agree and instruct Escrow Agent as follows: (i) this Agreement and the rights and obligations of Transferee and Transferor hereunder and the Escrow created hereby shall terminate and neither party shall have any further rights or obligations hereunder, other than pursuant to any provision hereof which expressly survives the termination of this Agreement; (ii) Escrow Agent shall return promptly all documents and instruments to the parties who deposited the same; (iii) Escrow Agent shall deliver the Deposit to Transferee pursuant to Transferee's instructions; (iv) Escrow Agent shall deliver the Transferor Deposit (exclusive of interest and dividends earned thereon) to Transferee pursuant to Transferee's instructions, and the same shall be the full, agreed and liquidated damages;
(v) all Title Company and Escrow Agent cancellation charges, if any, shall be charged to Transferor; and (vi) Escrow Agent shall deliver all interest and dividends earned on the Transferor Deposit to Transferor pursuant to Transferor's instructions.

         Transferor and Transferee acknowledge that they have read and understand the provisions of this Section 12.3, and by their initials immediately below agree to be bound by its terms.


/s/                                         /s/
------------                                ------------
Transferor's                                Transferee's
Initials                                    Initials

13. BROKERS.

         Transferee and Transferor each hereby represent, warrant to and agree with each other that it has not had, and shall not have, any dealings with any third party to whom the payment of any broker's fee, finder's fee, commission or other similar compensation ("COMMISSION") shall or may become due or payable in connection with the transaction contemplated hereby, other than with Aztec Group Inc. (the "BROKER"). Transferee hereby agrees to pay all Commissions due and payable to the Broker in connection with the transaction contemplated hereby pursuant to its separate agreement with the Broker (and the parties hereby acknowledge and agree that Transferor shall have no obligation to pay such Commissions, or any portion thereof, to the Broker). Transferor shall indemnify, defend and hold Transferee harmless from and against any and all claims, losses, damages, costs and expenses (including reasonable attorneys' fees, charges and disbursements) incurred by Transferee by reason of any breach or inaccuracy of the representation, warranty and agreement of Transferor contained in this Section 13. Transferee shall indemnify, protect, defend and hold Transferor harmless from and against any and all claims, losses, damages, costs and expenses (including reasonable attorneys' fees, charges and disbursements) incurred by Transferor by reason of any breach or inaccuracy of the representation, warranty and agreement of Transferee contained in this Section 13. The provisions of this Section 13 shall survive the Closing or earlier termination of this Agreement.

14. INDEMNIFICATION.

         14.1 GENERAL INDEMNIFICATION. Transferee hereby agrees to indemnify, defend and hold Transferor harmless from and against any claims, demands, obligations, losses, costs, damages, liabilities, judgments or expenses (including reasonable attorneys' fees, charges and disbursements) (collectively, "CLAIMS") arising out of or in connection with the ownership, operation or maintenance of the Property after the Closing. Transferor hereby agrees to indemnify, defend and hold Transferee harmless from and against any Claims arising out of or in connection with the ownership, operation or maintenance of the Property prior to the Closing, as to which
(i) Transferor committed fraud and/or concealment in the making of any representation, warranty or agreement with respect to the subject thereof and
(ii) Transferee did not discover such fraud and/or concealment prior to the Closing. Except with respect to the parties' obligations under this Section 14.1, nothing contained in this Agreement is intended to apportion responsibility for any Claims and, should any such Claims be discovered or exist, the parties hereby acknowledge and agree that they shall each retain and have available to them all rights and remedies under any applicable laws.
 Each party shall do, execute and deliver, or shall cause to be done, executed and delivered, all such further acts and instruments which the other party may reasonably request in order to more fully effectuate the indemnifications provided for in this Agreement. The obligation of the constituent partners of Transferor to indemnify Transferee pursuant to any provision of this Agreement shall be several but not joint and shall be limited to the proportionate share of the Contribution Value received by each such constituent partner at the Closing, as set forth on the notice to be delivered by Transferor to Transferee pursuant to Section 2.2 of this Agreement.

         14.2  SPECIFIC INDEMNIFICATION.  Transferee hereby acknowledges that
(i) Transferee is aware of a lawsuit styled Juli Lawrence, et al, Plaintiffs, vs. Richard Morton, Lottie Morton, and Sydney R. Newman, d/b/a Morton Towers, Defendants, which is now pending in the Circuit Court of the 11th Judicial Circuit in and for Dade County, Florida, as Case No 95-19477 CA 15 (the "MOLD LITIGATION"), and (ii) Transferee will have an adequate opportunity to make such legal, factual and other inquiries and investigations as Transferee deems necessary, desirable and appropriate with respect to the Mold Litigation, including, without limitation, the issues raised therein and the potential for future expenses as a result of the facts thereof. Notwithstanding anything to the contrary contained herein, this Section 14.2 is intended to be the only provision of this Agreement that governs the parties' indemnification rights and obligations with respect to the Mold Litigation and any mold and mildew on the Property. Transferor shall indemnify, defend and hold Transferee harmless from and against any Claims arising out of or in connection with the Mold Litigation, but only to the extent that the damage which is the subject of such Claims occurred prior to the Closing; provided, however, that the parties hereby acknowledge and agree that this indemnification shall not apply to any Claims relating to any mold or mildew on the Property other than Claims arising from the Mold Litigation and then only to the extent that the damage which is the subject of such Claims occurred prior to the Closing. Transferee shall indemnify, defend and hold Transferor harmless from and against any Claims arising out of or in connection with the Mold Litigation and any mold or mildew on the Property to the extent that the damage which is the subject of such Claims occurred after the Closing. In the event that a Claim involves damage suffered both before and after Closing, then Transferor and Transferee agree to use reasonable, good faith efforts to apportion such Claim among themselves. To the extent that Transferee and Transferor cannot agree upon apportionment, then the matter shall be submitted exclusively to binding arbitration in accordance with the rules then in effect of the American Arbitration Association, and a judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         14.3 PROCEDURES. Each person to be indemnified pursuant to this Agreement (each, an "INDEMNIFIED PARTY") hereby agrees to deliver prompt written notice to each person indemnifying such Indemnified Party (each, an "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding, brought against or sought to be collected from such

Indemnified Party (each, a "THIRD PARTY CLAIM"). The Indemnifying Party shall be entitled to participate in the defense and settlement of each Third Party Claim; provided, however, that after the Closing, Transferee shall be the party responsible (on its own or through any appropriate insurance company) for pursuing any and all claims, suits, actions or proceedings that are to be indemnified by either party pursuant to the terms hereof and, to the extent that Transferor is the Indemnifying Party of such claim, suit, action or proceeding, pursuant to the terms of this Agreement, Transferor shall reimburse Transferee for Transferee's reasonable costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys' fees, charges and disbursements). Notwithstanding the foregoing provisions of this Section 14.3, the Indemnified Party shall not, without the prior written consent of the Indemnifying Party, effect any settlement of any pending or threatened proceeding without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld or delayed). In the event that any Indemnified Party has a claim (each, a "DIRECT CLAIM") against any Indemnifying Party pursuant to this Agreement that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall promptly deliver written notice of such claim ("NOTICE OF DIRECT CLAIM") to the Indemnifying Party. If the parties are unable to resolve the Direct Claim within thirty (30) days of the Indemnifying Party's receipt of the Notice of Direct Claim, then the parties shall be entitled to resolve the same in a court of law (subject to the provisions of Section 15.20 hereof).

         14.4 SURVIVAL. The provisions of this Section 14 shall survive the Closing.

15. MISCELLANEOUS PROVISIONS.

         15.1 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to its principles of conflicts of law. The parties each hereby irrevocably consent and submit to the jurisdiction of the courts in the State of Florida, County of Dade for the purposes of all legal proceedings arising out of or relating to this Agreement.

         15.2  ENTIRE AGREEMENT; MODIFICATIONS; WAIVER.

               15.2.1 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules attached hereto, constitutes the entire agreement between

Transferee and Transferor pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

               15.2.2 MODIFICATION. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

               15.2.3 NOTICES. All notices, consents, requests, reports, demands or other communications hereunder (collectively, "NOTICES") shall be in writing and may be given personally, by registered or certified mail, or by Federal Express (or other reputable overnight delivery service).

To Transferee:     AIMCO Properties, L.P.
                   1873 South Bellaire Street, 17th Floor
                   Denver, Colorado 80222-4348
                   Attention:  Mr. Harry Alcock
                   Telephone:  (303) 757-8101

and to:            AIMCO Properties, L.P.
                   510 West 6th Street, Suite 1000
                   Los Angeles, California 90014
                   Attention:  Mr. Peter K. Kompaniez
                   Telephone:  (213) 680-2936

With A Copy To:    Skadden, Arps, Slate, Meagher & Flom
                   300 South Grand Avenue, Suite 3400
                   Los Angeles, California  90071
                   Attention:  Allan G. Mutchnik, Esq.
                   Telephone:  (213) 687-5391

To Transferor:     Mr. Richard Morton
                   80 S.W. Eighth Street, Suite 2590
                   Miami, Florida 33130
                   Telephone:  (305) 377-0596

With A Copy To:    Katz, Barron, Squitero, Faust & Berman, PA
                   2699 S. Bayshore Drive, 7th Floor
                   Miami, Florida 33133
                   Attention:  Michael D. Katz, Esq.
                   Telephone:  (305) 856-2444

To Escrow          Chicago Title Insurance Company
Agent:             6303 Blue Lagoon Drive, Suite 100
                   Miami, Florida  33126
                   Attention:  Mr. Albert Gomez-Vidal
                   Telephone:  (305) 265-7000

or to such other address or such other person as the addressee party shall have last designated by notice to the other party. All Notices shall be deemed to have been given when received.

         15.4 EXPENSES. Subject to the provision for payment of Closing Costs in accordance with Section 7.6 hereof, whether or not the transactions contemplated by this Agreement shall be consummated, all fees and expenses incurred by any party hereto in connection with this Agreement shall be borne by such party.

         15.5  ASSIGNMENT.

               15.5.1 TRANSFEROR'S RIGHT TO ASSIGN. Transferor shall not have the right to assign, this Agreement or any portion therefor to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, without Transferee's prior written consent.

               15.1.2 TRANSFEREE'S RIGHT TO ASSIGN. Transferee shall have the right, power and authority to assign this Agreement or any portion of this Agreement or Transferee's rights hereunder or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily or by operation of law, without Transferor's consent, to any affiliate of Transferee; provided, however, that no such assignment or delegation shall relieve Transferee of its obligations or liabilities under this Agreement.

         15.6 SEVERABILITY. Any provision or part of this Agreement which is invalid or unenforceable in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity and shall not affect the enforceability of the remaining provisions hereof or the validity or enforceability of any such provision in any other situation or in any other jurisdiction.

         15.7 SUCCESSORS AND ASSIGNS; THIRD PARTIES. Subject to and without waiver of the provisions of Section 15.5 hereof, all of the rights, duties, benefits, liabilities and obligations of the parties shall inure to the benefit of, and be binding upon, their respective successors and assigns. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity (including, without limitation, any employee of Transferor), other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         15.8 COUNTERPARTS. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

         15.9 HEADINGS. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to modify, explain, restrict, alter or affect the meaning or interpretation of any provision hereof.

         15.10 TIME OF ESSENCE. Time shall be of the essence with respect to all matters contemplated by this Agreement.

         15.11 FURTHER ASSURANCES. In addition to the actions recited herein and contemplated to be performed, executed, and/or delivered by Transferor and Transferee, Transferor and Transferee agree to perform, execute and/or deliver or cause to be performed, executed and/or delivered at closing or after Closing any and all such further acts, instruments, deeds and assurances as may be reasonably required to consummate the transactions contemplated hereby.

         15.12 NUMBER AND GENDER. Whenever the singular number is used, and when required by the context, the same includes the plural, and the masculine gender includes the feminine and neuter genders.

         15.13 CONSTRUCTION. This Agreement shall not be construed more strictly against one party hereto than against any other party hereto merely by virtue of the fact that it may have been prepared by counsel for one of the parties.

         15.14 POST-CLOSING ACCESS TO RECORDS. Upon receipt by Transferor of Transferee's reasonable written request at anytime and from time to time within a period of three (3) years after the Closing, Transferor shall, at Transferor's principal place of business, during Transferor's normal business hours, make all of Transferor's records relating to the Property available to Transferee for inspection and copying (at Transferee's sole cost and expense).

         15.15 EXHIBITS. All exhibits attached hereto are hereby incorporated by reference as though set out in full herein.

         15.16 ATTORNEYS' FEES. In the event that either party hereto brings an action or proceeding against the other party to enforce or interpret any of the covenants, conditions, agreements or provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including, without limitation, attorneys' fees, charges, disbursements and the fees and costs of expert witnesses.

         15.17 BUSINESS DAYS. As used herein, the term "BUSINESS DAY" shall mean a day that is not a Saturday, Sunday or legal holiday. In the event that the date for the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday, the date for performance thereof shall be extended to the next Business Day.

         15.18 RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

         15.19 TRUSTEE EXCULPATION: Transferee acknowledges and agrees that a number of the partners constituting Transferor are trusts and the trustees therefor are acting solely "as trustee" and not individually and they have not assumed any personal liability for the obligations of the trust or the beneficiaries thereunder and, accordingly, the individual property of such trustees shall not be subject to any claims of Transferee or any other claims arising out of, in connection with or related to this Agreement.

         15.20 WAIVER OF TRIAL BY JURY: THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR TRANSFEREE AND TRANSFEROR ENTERING INTO THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                        TRANSFEREE:

                        AIMCO PROPERTIES, L.P.,
                        a Delaware limited partnership

                        By:  AIMCO-GP, Inc.,
                        Its: General Partner



                             By:  /s/ Peter K. Kopaniez
                                  Peter K. Kompaniez
                                  Vice President


                        TRANSFEROR:

                        EXECUTED BY THE PARTNERSHIP AND THE SIGNING PARTNERS, ON BEHALF OF TRANSFEROR

                        THE PARTNERSHIP:

                        THE MORTON TOWERS PARTNERSHIP,
                        a Florida general partnership



                        By:  /s/ Richard Morton
                             Name: Richard Morton
                             Its:

                        THE SIGNING PARTNERS:



                        /s/ Robert W. Newman
                        Robert W. Newman



                        /s/ Janice Newman Rosenthal
                        Janice Newman Rosenthal



                        /s/ Richard Morton
                        Richard Morton



                        /s/ Alan Morton
                        Alan Morton



                        /s/ Monique Morton Berg
                        Monique Morton Berg



                        /s/ Richard Morton
                        Richard Morton, as Trustee under the Trust created under the Last Will and Testament of James Morton, dated August 15, 1966



                        /s/ Alan Morton
                        Alan Morton, as Trustee under the Trust created under the Last Will and Testament of James Morton, dated August 15, 1966

                        /s/ Laurie Morton-Jungroth
                        Laurie Morton-Jungroth



                        /s/ Robert Christopher Morton
                        Robert Christopher Morton



                        /s/ Richard Morton
                        Richard Morton, as Trustee of the Trust created under the Last Will and Testament of Lawrence Morton, for the benefit of Alan Morton



                        /s/ Richard Morton
                        Richard Morton, as Trustee of the Trust created under the Last Will and Testament of Lawrence Morton, for the benefit of Cindy Beth Morton



                        /s/ Richard Morton
                        Richard Morton, as Trustee of the Trust created under the Last Will and Testament of Lawrence Morton, for the benefit of James Andrew Morton

                        /s/ Richard Morton
                        Richard Morton, as Trustee of the Trust created under the Last Will and Testament of Lawrence Morton, for the benefit of Alexandra Morton



                        /s/ Richard Morton
                        Richard Morton, as Trustee of the Trust created under the Last Will and Testament of Lawrence Morton, for the benefit of Eden Morton Thibeault



                        /s/ Richard Morton
                        Richard Morton, as Trustee of the Trust created under the Last Will and Testament of Lawrence Morton, for the benefit of Adam Morton



                        /s/ Robert L. Turchin
                        Robert L. Turchin



                        /s/ Lucille Jaffe
                        Lucille Jaffe

ESCROW AGENT:

The undersigned Escrow Agent accepts the foregoing Contribution Agreement and Joint Escrow Instructions and agrees to act as Escrow Agent under this Agreement in strict accordance with its terms.

CHICAGO TITLE INSURANCE COMPANY



By: /s/ Albert Gomez Vidal
    Name: Albert Gomez Vidal
    Title: Assistant Regional Counsel

THE REIT:

         In connection with the execution of the foregoing Acquisition and Contribution Agreement and Joint Escrow Instructions (the "AGREEMENT"), by and among The Morton Towers Partnership, a Florida general partnership (the "PARTNERSHIP"), all of the partners of the Partnership (together with the Partnership, "TRANSFEROR"), and AIMCO Properties, L.P., a Delaware limited partnership, Apartment Investment and Management Company, a Maryland corporation, hereby covenants to and agrees with Transferor that: (i) distributions or dividends, as applicable, with respect to OP Units and Common Stock (each as defined in the Agreement) are made with the same frequency and in the same amount, provided, however, that the initial distributions with respect to OP Units accrue only for the period applicable from the date of the issuance of such OP Units to the distributee; and (ii) the covenant and agreement set forth in the preceding clause (i) shall survive (and shall apply to the period following) the Closing (as defined in the Agreement).

Dated:  April 11, 1997.


APARTMENT INVESTMENT AND MANAGEMENT COMPANY, a Maryland corporation



By: /s/ Peter K. Kompaniez
    Peter K. Kompaniez
    Vice Chairman